UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2015

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

974 Centre Road
Wilmington, Delaware 19805
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On December 14, 2015, E. I. du Pont de Nemours and Company (“DuPont” or the “Company”) and Mr. James C. Borel announced his retirement as Executive Vice President of DuPont effective in early 2016.

(e)    On December 10, 2015, the Company amended the terms of the Company’s Senior Executive Severance Plan (“SESP”) and as applicable the terms of the stock option awards outstanding under the Company’s Equity and Incentive Plan to provide that any stock options held by a participant in the SESP upon a “qualifying termination” within the meaning of SESP (a termination of employment by the employer without “cause” or by the participant for “good reason”) shall remain exercisable for the entire original term of the option. Also on December 10, 2015, the Company amended the SESP to provide that participants in the SESP who become subject to the “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, shall be entitled to an additional gross-up payment such that, on a net after-tax basis, they shall be in the same position as if no such excise tax had been imposed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Jeanmarie F. Desmond
Jeanmarie F. Desmond
Vice President and Controller

December 16, 2015

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